EXHIBIT 4.1
BOV1E MEDICAL CORPORATION
COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
This
Certifies
that

is the
owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE OF $.001 PER SHARE OF

BOVIE MEDICAL CORPORATION

(hereinafter called the ‘Corporation’') transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate Properly endorsed. This Certificate and the shared represented hereby Are issued end shall be held subject to all the provision of the Certificate of Incorporation and By-Laws of the Corporation and the amendments from time to time made thereto, copies of' which are or will be on file at the principal office of the Corporation, to all of which the holder by acceptance hereof assents.
This Certificate is not valid unless countersigned by The Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated:

Countersigned and Registered:
PRESIDENT
MANHATTAN TRANSFER REGISTRAR CO.
(HOLBROOK, N.Y.)
CHAIRMAN
Transfer Agent
and Registrar
Authorized Signature